                                  Exhibit (ii)

           K2 DESIGN, INC. UNAUDITED PRO FORMA CONDENSED STATEMENT OF
              OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                   (Unaudited)


                                               K2 DESIGN,                   K2 DESIGN,
                                                  INC.      PRO FORMA        INC. PRO
                                               HISTORICAL   ADJUSTMENTS       FORMA
                                               ----------  ------------     ----------
Revenues                                       $2,640,941  $(500,559)(g)    $2,140,382

Direct salaries and costs                       1,769,470   (303,868)(g)     1,465,602

Selling, general and administrative expenses      776,207   (241,990)(g)       534,217

Depreciation                                       92,814     (3,806)(g)        89,008
                                               ----------                   ----------
Loss from operations                                2,450                       51,555

Interest and other income, net                     40,763       (300)(g)        40,463

                                               ----------                   ----------
     Income before provision for                   43,213                      92,018
     income taxes
     Provision for income taxes                     5,294                       5,294
     Income from continuing                    ----------                   ----------
     operations                                $   37,919                  $   86,724
                                               ----------                  ----------


Net income per common share -

     Basic                                     $     0.01                  $     0.02
                                               ==========                  ==========

     Diluted                                   $     0.01                  $     0.02
                                               ==========                  ==========
Weighted average basic common
shares outstanding                              3,680,671                   3,680,671
                                               ==========                  ==========
Weighted average diluted common
shares and common share
equivalents outstanding                         3,716,841                   3,716,841
                                               ==========                  ==========

                                        5